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     As filed with the Securities and Exchange Commission on August 7, 2001



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                         Date of Report: August 7, 2001
                        (Date of earliest event reported)



                     SECURITY ASSOCIATES INTERNATIONAL, INC.
             (Exact name of registrant as specified in the charter)

          Delaware                     000-20870                 87-0467198
(State or other Jurisdiction     (Commission File No.)          (IRS Employer
      of incorporation)                                      Identification No.)



                  2101 South Arlington Heights Road, Suite 150
                     Arlington Heights, Illinois 60005-4142
                    (Address of Principal Executive Offices)

                                 (847) 956-8650
               (Registrant's telephone number including area code)

                                       n/a
          (Former name or former address, if changed since last report)



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Item 5. OTHER EVENTS.

On August 7, 2001, SAI issued the following press release:

SECURITY ASSOCIATES ANNOUNCES NEW SENIOR MANAGEMENT, BOARD CHANGES AND NEW $5MM EQUITY COMMITMENT

August 7, 2001 - Arlington Heights, IL. Security Associates International, Inc.
(SAI), (AMEX:SAI) one of the nations largest wholesale security alarm monitoring companies, today announced that effective August 15, 2001, Raymond A. Gross, formerly President and CEO of Alert Centre, Inc. and Senior Vice President of ADT Security Services, Inc. ("ADT"), will join the Company as its CEO and a Director, and Stephen J. Ruzika, formerly President of ADT will join the Company's Board as Vice Chairman and Chairman of the Executive Committee. Additionally, Thomas J. Salvatore, Managing General Partner of TJS Partners, L.P., SAI's largest shareholder, will assume the role of Chairman of the Board.

James Brannen, President and CEO, will retire on August 15, 2001, and Ron Davis, Chairman of the Board, will remain on the Board of Directors and become Chairman Emeritus, Steve Rubin, a founder of SAI will continue as Senior Vice President of Marketing.

Mr. Gross has extensive experience in the security alarm industry. He became President and CEO of Alert as it emerged from bankruptcy in 1993, restructured operations and subsequently sold Alert to ADT in 1995, where he stayed on as Senior Vice President and head of the industry's most successful and rapidly growing dealer program. Following his involvement with Alert and ADT, Mr. Gross, as President of OneSource, led the operational turnaround of a billion dollar facility services firm that employed 40,000 and had operations throughout the United States.

Mr. Ruzika was President of ADT, and also served as Chief Financial Officer of ADT Limited, parent of ADT, from 1988 to 1997.

Mr. Salvatore commented, "I am excited to have Steve and Ray join SAI. Their combined experience, accomplishments and leadership will certainly help us take SAI to a new and prosperous level. They not only bring experience as leaders of the largest security companies in the industry, but proven track records in developing the strongest growth channels and levels of profitability in the industry."

"SAI has built one of the largest operating structures in the security monitoring industry. It is this foundation, coupled with the industry's largest dealer network, that we see vast growth opportunities," said Ray Gross. He added, "Through the combination of a solid operational structure, advanced marketing techniques, and the introduction of new technology and services, we believe SAI can become a leader in the security and related industries. After a study of the current players in the industry, we determined SAI has the best platform to execute this strategy."

The Company also announced the execution of a Stock Purchase Agreement with an affiliate of Equity Group Investments, L.L.C. ("EGI"), a Chicago-based private


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investment firm headed by Sam Zell. EGI has agreed, subject to completion of its due diligence and satisfaction of other conditions, to invest $5MM in SAI for preferred shares of the Company convertible into 2,000,000 shares of the Company's common stock and warrants to purchase an additional 2,500,000 shares of common stock at $2.50 per share.

In addition, a representative of EGI will join SAI's board.

         Certain statements contained herein may be forward-looking statements under the federal securities laws. Such statements can be identified by the use of words such as "anticipates," "intends," "seeks," "believes," "estimates," "plans," and "expects." These statements discuss expectations for the future, contain projections concerning the results of our operations or our future financial condition or state other forward-looking information. Such statements are subject to a number of risks and uncertainties. Our actual results, performance or achievements could differ substantially from the results expressed in, or implied by, those statements. We assume no responsibility for revising forward-looking statements in light of future events or circumstances.


INDUSTRY CONTACT:                           INVESTOR RELATIONS CONTACT:
SCOTT ROBINSON                              JOHN ANERALLA
SECURITY ASSOCIATES INTERNATIONAL, INC.     BUTTONWOOD ADVISORY GROUP, INC.
Phone: 847.956.2921                         Phone: (800) 940-9087
srobinson@sai-inc.com                       www.buttonwoodadvisor.com


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         Security Associates International, Inc.
                                       (Registrant)

                         By: /s/ James S. Brannen
                             --------------------
                             James S. Brannen
                             President, Chief Executive Officer

Date: August 6, 2001



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